SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 7, 1997


                                  NUMEREX CORP.
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             (Exact name of registrant as specified in its charter)



         New York                       0-22920             11-2948749
 ----------------------------      ----------------      ------------------
 (State of other jurisdiction      (SEC File Number)       (IRS Employer
     of incorporation)                                   Identification No.)


                   2360 Maryland Road, Willow Grove, PA 19090
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                    (Address of principal executive offices)



Registrant's telephone number, including area code (610) 892-0316
                                                   --------------

              1400 N. Providence Road, Suite 4028, Media, PA 19063
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2. Acquisition or Disposition of Assets.

         On May 7, 1997 Numerex Corp. (the "Company") simultaneously entered into a stock purchase agreement (the "Agreement") and completed the sale of all the stock of its wholly-owned subsidiary, DA Systems Ltd. ("DA") to Detection Systems, Inc. ("DSI"). Numerex received 226,168 shares of DSI common stock (the "Shares"), valued at $17.00 per share. In addition, Numerex retained $2.3 million of DA's cash. Pursuant to the Agreement, Numerex received various registration rights and can require DSI to repurchase the Shares for a thirty day period commencing on July 1, 1998 for $17.00 per share plus interest. Also, DSI may acquire the Shares prior to June 30, 1998 for $17.00 per share plus interest. The Agreement includes warranties, representations, covenants and indemnification provisions normally contained in agreements of this type. In a companion transaction, Bronzebase Limited, a subsidiary of Numerex, entered into a license agreement with DSI, whereby DSI may manufacture and supply certain products in return for royalty payments.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NUMEREX CORP.


DATE:  May 7, 1997                      By:  /s/ Charles L. McNew
                                             --------------------
                                             Charles L. McNew, Vice President
                                             and Chief Financial Officer

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